Exhibit 10.2

August 13, 2015

INSYNERGY PRODUCTS, INC./ /ROSS SKLAR or Designee

BINDING LETTER OF INTENT

For the Acquisition of Licenses from

This Binding Letter of Intent (this “Letter of Intent”) sets forth the agreement of the parties hereto for Insynergy Products, Inc. (“Insynergy”) to acquire licenses to a series of products in the following Product Categories set forth on Exhibit A annexed hereto (the “Product Categories”) from Ross Sklar or his affiliates (“Sklar”) (Sklar and his affiliates are referenced herein as “Licensors”).  As described below, the parties hereby agree to negotiate in good faith to execute definitive agreements in connection with the transactions contemplated by this Letter of Intent (“Definitive Agreements”).  However, it is expressly understood that this Letter of Intent shall itself be contractually binding regardless of whether or not a further agreement is executed, subject to the terms and conditions described herein.

Licensors hold intellectual property rights to products in the Product Categories which they wish to license, on an exclusive basis, to Insynergy for a term of 99 years, or the maximum term permissible by law and/or under any contractual obligation to which the intellectual property rights may be subject (the “Term”), in all of the territories of the world (the “Territory”).

License: Licensors hereby convey to Insynergy a license to the products in the Product Categories for the Term and in the Territory, subject to any additional the terms described herein and the terms contained in the definitive license agreement (the “Definitive License Agreement”) and related agreements.  Licensor and Insynergy hereby agree that by the tenth (10th) day after execution of this Letter of Intent, they shall confer and agree on a list of specific products which shall be subject to the license granted hereunder and which shall be incorporated in the Definitive Agreements.

Development:  Insynergy shall use commercially reasonable efforts to pursue the manufacture, marketing and sale of the Products.

Consideration: Insynergy will issue to Sklar and/or his designees, 35 million warrants to purchase Insynergy common stock with an exercise price of $0.23 per share and a term of ten (10) years.

Position on Insynergy Board of Directors: Insynergy shall appoint Sklar as a member of its Board of Directors and hereby agrees to indemnify Sklar to the fullest extent permissible under applicable law and include Sklar for coverage under its existing director and officer insurance coverage.

August 13, 2015

General Terms & Conditions: Although this Letter of Intent is a contractually binding obligation of the parties, it is not intended to be exhaustive of all the points for inclusion in the Definitive Purchase Agreement and any related agreements.  The parties will negotiate in good faith additional customary and reasonable terms and conditions as part of the Definitive License Agreement and any related agreements, including, without limitation, provisions related to warranties, confidentiality, limitation on liability, patent prosecution, enforcement, indemnification and approvals.

Governing Law: This Letter of Intent shall be governed and construed in accordance with the laws of the state of California without giving effect to principles of conflicts or choice of law thereof.

Fees and Expenses: Each party shall bear its own expenses incurred in connection with the negotiation and consummation of the transactions contemplated by this Letter of Intent, the Definitive License Agreement and/or the related agreements.

Authority: Each of Insynergy and Sklar represent and warrant that they each have the legal right, power and authority to enter into this Letter of Intent.

Assignment: No party may assign or transfer this Letter of Intent without the prior written consent of the other parties.

Entire Agreement: This Letter of Intent constitutes the full and complete agreement among the parties with respect to the subject matter contained in this Letter of Intent and there are no further or other agreements or understandings, written or oral, in effect among the parties relating to such subject matter, other than the parties agree to negotiate in good faith to execute definitive agreements in connection with the transactions contemplated by this Letter of Intent (“Definitive Agreements”).

Counterparts:  This Letter of Intent and any amendment hereto may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.  The exchange of copies of this Letter of Intent or amendments thereto and of signature pages by facsimile transmission or by email transmission in portable document format, or similar format, shall constitute effective execution and delivery of such instrument(s) as to the parties and may be used in lieu of the original Letter of Intent or amendment for all purposes. Signatures of the parties transmitted by facsimile or by email transmission in portable document format, or similar format, shall be deemed to be their original signatures for all purposes.

[signature page follows]

August 13, 2015

[Signature Page to Binding Letter of Intent]

Each party has executed this agreement by its duly authorized representative on this 13th day of August 2015.

Insynergy Products, Inc.

By:__________________________

Name: Sandy Lang

Title:    Chief Executive Officer

By:/s/ Ross Sklar

Ross Sklar